As filed with the Securities and Exchange Commission on September 17, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CSW INDUSTRIALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-2266942
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5420 Lyndon B. Johnson Freeway, Suite 500
Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

CSW Industrials, Inc. 2024 Equity and Incentive Compensation Plan

(Full title of the plan)

Luke E. Alverson

Senior Vice President, General Counsel & Secretary

CSW Industrials, Inc.

5420 Lyndon B. Johnson Freeway, Suite 500

Dallas, Texas 75240

(Name and address of agent for service)

(214) 884-3777

(Telephone number, including area code, of agent for service)

with a copy to:

Gillian Emmett Moldowan, Esq.

Allen Overy Shearman Sterling US LLP

599 Lexington Avenue, New York, NY 10022

(212) 848-5356

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the employee benefit plan information and other information required by Part I of Form S-8 will be sent or given to participants under the CSW Industrials, Inc. 2024 Equity and Incentive Compensation Plan (the “Plan”) as specified by Rule 428 under the Securities Act of 1933 (the “Securities Act”). In accordance with Rule 428 under the Securities Act and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as a part of this registration statement on Form S-8 (this “Registration Statement”) or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. CSW Industrials, Inc. (the “Registrant”) will maintain a file of such documents in accordance with the provisions of Rule 428 under the Securities Act. Upon request, the Registrant will furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated in this Registration Statement by reference:

(a)

Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on August 15, 2018) filed under the Securities Exchange Act of 1934 (the “Exchange Act”);

(b)

Description of Securities Registered under Section  12 of the Exchange Act (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K, filed on May 20, 2020), including any amendment or report filed for the purpose of updating such description;

(c)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed May 23, 2024;

(d)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2024, filed July 31, 2024; and

(e)	The Registrant’s Current Reports on Form 8-K filed May 23, 2024, June 3, 2024, July 31, 2024, August 16, 2024, and September 9, 2024.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the Commission) subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware, or the Delaware Corporation Law, provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. The corporation would have the power to indemnify the person against such liability under the provisions of the law.

The Registrant’s Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, a director will not be liable to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director. In addition, the Registrant’s Bylaws provide that the Registrant will indemnify each director and officer and may indemnify employees and agents, as determined by its board, to the fullest extent provided by the laws of the State of Delaware. The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware General Corporation Law and provisions included in the Registrant’s Certificate of Incorporation and Bylaws.

Section 102 of the Delaware General Corporation Law permits the limitation of directors’ personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) breaches under section 174 of the Delaware General Corporation Law, which relates to unlawful payments of dividends or unlawful stock repurchase or redemptions, and (iv) any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant under the foregoing provisions, the Registrant has been informed that in the opinion of the Commission that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Registrant has entered into an indemnification agreement with each of its executive officers and directors that provides, in general, that the Registrant will indemnify them to the fullest extent permitted by law in connection with their service to the Registrant or on its behalf. In addition, the Registrant maintains liability insurance for its directors and officers.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on August 15, 2018)

4.2	Amended and Restated Bylaws of the Registrant, adopted and effective August 14, 2018 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on August 15, 2018)

4.3	CSW Industrials, Inc. 2024 Equity and Incentive Compensation Plan (incorporated by reference to Exhibit A to the Company’s Proxy Statement on Form 14(a), filed on July 1, 2024)

5.1*	Opinion of Allen Overy Shearman Sterling US LLP

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Allen Overy Shearman Sterling US LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included as part of the signature pages to this Registration Statement)

107*	Filing fee table

*	Filed herewith

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 17, 2024.

CSW INDUSTRIALS, INC.

By:	/s/ Joseph B. Armes
Name:	Joseph B. Armes
Title:	Chief Executive Officer & President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joseph B. Armes, James E. Perry, and Luke E. Alverson his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Joseph B. Armes	Chairman of the Board of Directors,	September 17, 2024
	Joseph B. Armes	Chief Executive Officer & President (Principal Executive Officer)

By:	/s/ James E. Perry	Executive Vice President & Chief Financial Officer	September 17, 2024
	James E. Perry	(Principal Financial and Accounting Officer)

By:	/s/ Darrron K. Ash	Director	September 17, 2024
Darron K. Ash

By:	/s/ Michael Gambrell	Director	September 17, 2024
Michael Gambrell

By:	/s/ Bobby Griffin	Director	September 17, 2024
Bobby Griffin

By:	/s/ Terry L. Johnston	Director	September 17, 2024
Terry L. Johnston

By:	/s/ Linda Livingstone	Director	September 17, 2024
Linda Livingstone

By:	/s/ Anne B. Motsenbocker	Director	September 17, 2024
Anne B. Motsenbocker

By:	/s/ Robert Swartz	Director	September 17, 2024
Robert Swartz

By:	/s/ J. Kent Sweezey	Director	September 17, 2024
J. Kent Sweezey